Exhibit 6

POWER OF ATTORNEY

Each person whose signature appears below authorizes Peter Ralph Marriott as attorney-in-fact, to sign, pursuant to the requirements of the Securities Act of 1933, one or more registration statements on Form F-6, and any amendments thereto, regarding the registration of Depositary Shares evidenced by American Depositary Receipts representing ordinary shares of Australia and New Zealand Banking Group Limited, on his or her behalf, individually and in each capacity stated below, and to file any such registration statement or amendment with the Securities and Exchange Commission.

Name

Title

Date

/s/ John Powell Morschel

7/9/10

John Powell Morschel

Chairman

/s/ Gregory John Clark

7/9/10

Gregory John Clark

Director

/s/ Peter Algernon Franc Hay

7/9/10

Peter Algernon Franc Hay

Director

/s/ Lee Hsien Yang

8/9/10

Lee Hsien Yang

Director

/s/ Ian John Macfarlane

6/9/10

Ian John Macfarlane

Director

/s/ David Edward Meiklejohn

David Edward Meiklejohn

Director

/s/ Alison Mary Watkins

2 Sept 2010

Alison Mary Watkins

Director

/s/ Michael Roger Pearson Smith

8/9/2010

Michael Roger Pearson Smith

Chief Executive Officer

__________________________

Peter Ralph Marriott

Chief Financial Officer

/s/ Jeremy John Robson

20/8/10

Jeremy John Robson

Deputy Chief Financial Officer

/s/ Douglas F Stolberg

20 Sep 10

Douglas F Stolberg

Chief Executive Officer, America